Exhibit 10.2
AMENDED AND RESTATED FORBEARANCE AGREEMENT
     THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT, dated as of August 11, 2008 (this “Agreement”), is entered into among DWFC, LLC and Deerfield TRS (Bahamas) Ltd. (together, the “Borrowers” and each a “Borrower”), Deerfield Capital LLC, as Originator (the “Originator”) and as Servicer (the “Servicer”), each of the Conduit Purchasers, the Institutional Purchasers (collectively, and together with the Swingline Purchaser (as defined below), the “Lenders”) and the Purchaser Agents from time to time party to the Sale and Servicing Agreement referenced below, Wachovia Bank, National Association, as Swingline Purchaser (the “Swingline Purchaser”), and Wachovia Capital Markets, LLC, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Originator, the Servicer, the Lenders, the Purchaser Agents, the Swingline Purchaser, the Administrative Agent, Lyon Financial Services, Inc. (d/b/a/ U.S. Bank Portfolio Services), as Backup Servicer (the “Backup Servicer”), U.S. Bank National Association, as Collateral Custodian (the “Collateral Custodian”) and the Hedge Counterparty have entered into that certain Sale and Servicing Agreement dated as of March 10, 2006 (as amended prior to the date hereof, the “Sale and Servicing Agreement”).
     WHEREAS, as of the required reporting date for the fiscal quarters ending as of March 31, 2008 and June 30, 2008 (pursuant to Section 6.10(d) of the Sale and Servicing Agreement), Deerfield Capital LLC failed to maintain stockholder’s equity of $240,000,000 plus 90% of the proceeds raised from equity issuers, which constitutes a Servicer Default under Section 6.15(j) of the Sale and Servicing Agreement (and, accordingly, a Termination Event under Section 10.1(d) of the Sale and Servicing Agreement (the “Acknowledged Termination Event”).
     WHEREAS, the Borrowers, the Originator and the Servicer (collectively, the “Loan Parties”) have requested, and the Administrative Agent and the Lenders have, pursuant to a Forbearance Agreement dated as of May 12, 2008 (the “Original Agreement”), agreed to a request by the Loan Parties to (i) forbear from exercising certain rights and remedies arising from the Acknowledged Termination Event, (ii) forbear from exercising any right to terminate the rights and obligations of the Servicer arising from the Acknowledged Termination Event and (iii) waive application of the Concentration Limits set forth in clause (a) of the definition of “Concentration Limits” in each case, during the Forbearance Period.
     WHEREAS, Variable Funding Capital Company LLC has assigned its interest in all Advances made by it under the Sale and Servicing Agreement to Wachovia Bank, National Association, as a Liquidity Bank, pursuant to Section 13.16 of the Sale and Servicing Agreement.
     WHEREAS, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend the Original Agreement pursuant to the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
     1. Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby acknowledge their obligations under the respective Transaction Documents to which they are party and reaffirm that each of the liens and security interests created and granted in or pursuant to the Transaction Documents is valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely effect such liens and security interests.
     2. Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders agree that they shall, during the Forbearance Period (as defined below), (i) forbear from exercising any and all rights or remedies available to them under the Sale and Servicing Agreement, the other Transaction Documents and Applicable Law as a result of the Acknowledged Termination Event, but only to the extent such rights or remedies arise exclusively as a result of the Acknowledged Termination Event, (ii) waive the requirement to maintain stockholder’s equity in the amount set forth in Section 6.15(j) of the Sale and Servicing Agreement and (iii) waive application of the Concentration Limits in computing the Borrowing Base; provided that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Termination Event and the limited waiver described in clauses (ii) and (iii) above shall terminate and all Concentration Limits shall be applied, at any time upon or after the end of the Forbearance Period (as defined below).
     3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights available to them under the Sale and Servicing Agreement, the other Transaction Documents, or Applicable Law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of the end of the Forbearance Period. As used herein, a “Forbearance Termination Event” shall mean the breach of any of the obligations set forth in Section 4 hereof or the occurrence of any Termination Event other than the Acknowledged Termination Event. The “Forbearance Period” shall be the period from, and including, the date hereof to (but excluding) the earliest to occur of:
     (a) if the ratio (expressed as a percentage) of (i) the Advances Outstanding at the close of business on each “Target Date” specified in the table below to (ii) the sum of (A) the Borrowing Base (after giving effect to the waiver of the application of the Concentration Limits) calculated at the close of business on such Target Date (including (x) 60% of the Outstanding Loan Balance as of such Target Date due from Synventive Acquisition Inc. and (y) until the Loan to Medical Media Partners returns to compliance with its applicable Loan-to-Value Ratio, 0% of the Outstanding Loan Balance as of such Target Date due from Medical Media Partners) plus (B) Collections received but not applied to the reduction of the Advances Outstanding as of the close of business on such

Target Date (the “Leverage Ratio”) is greater than the corresponding “Target Percentage” specified in the table below, such Target Date:

Target Date	Target Percentage

August 15, 2008	52%

September 15, 2008	50%

October 31, 2008	40%

November 30, 2008	25%

December 31, 2008	0%
     and
     (b) the date on which a Forbearance Termination Event occurs.
     4. Further Obligations. During the Forbearance Period,
     (a) the Servicer shall use commercially reasonable efforts to provide to the Administrative Agent, upon request, all information regarding each Eligible Loan in the Collateral (including, without limitation, the most recent credit analysis of each Obligor with respect to such Eligible Loan);
     (b) unless the Administrative Agent shall otherwise consent in writing, such consent not be unreasonably withheld, none of the Loan Parties shall effect a sale, assignment, transfer or other conveyance of any part of the Collateral (a “Transfer”) that would, after giving effect to such Transfer, cause the ratio (expressed as a percentage) of (i) Advances Outstanding to (ii) the sum of (A) the Borrowing Base (including (x) 60% of the Outstanding Loan Balance due from Synventive Acquisition Inc. and (y) until the Loan to Medical Media Partners returns to compliance with its applicable Loan-to-Value Ratio, 0% of the Outstanding Loan Balance due from Medical Media Partners), plus (B) Collections and the proceeds of such Transfer received but not applied to the reduction of Advances Outstanding to exceed, for a period of more than ten (10) Business Days (subject to extension at the Administrative Agent’s discretion, but in any case without limiting the effect of Section 3(a) hereof), such ratio as computed immediately prior to the date of such Transfer; and
     (c) the Loan Parties will:
     (i) ensure that, as a result of any Eligible Loans in the Collateral failing on any Measurement Date to satisfy the requirements set forth in the definition of “Eligible Loan” in the Sale and Servicing Agreement, the Leverage Ratio shall not exceed, for a period of more than ten (10) Business Days (subject to extension at the Administrative Agent’s discretion, but in any case without limiting the effect of Section 3(a) hereof) the Leverage Ratio as computed immediately prior to such Measurement Date; and
     (ii) with respect to the waiver or amendment (including, without limitation, pursuant to a Material Modification) of the material terms of an Eligible Loan in the Collateral (A) if the Target Percentage is 40% or less, provide written notice to the Administrative Agent of any such waiver or amendment promptly upon becoming aware thereof and (B) if the Target Percentage exceeds 40%, provide, not later than five (5) Business Days prior to the effective date of such waiver or amendment, written notice to the Administrative Agent of such waiver or amendment along with the Servicer’s recommendation for approval or rejection of such waiver or amendment, as applicable, and the Administrative Agent shall determine, in its reasonable judgment, if such waiver or amendment, as applicable, is commercially reasonable and consistent with industry practice, in each case, giving consideration to the creditworthiness of the related Obligor and current market conditions. The Administrative Agent shall use reasonable efforts to deliver its approval or rejection of such waiver or amendment, as applicable, within four (4) Business Days of receipt of such notice. If the Administrative Agent approves such waiver or amendment, as applicable, the relevant Loan Party may approve or consent to such waiver or amendment, as applicable. If the Administrative Agent rejects such waiver or amendment, as applicable, the relevant Loan Party shall not approve or consent to such waiver or amendment, as applicable. For the avoidance of doubt, a waiver or amendment (including, without limitation, pursuant to a Material Modification) of the material terms of an Eligible Loan in the Collateral that the Administrative Agent rejects and that is consented to or approved by the lenders party to such Eligible Loan other than a Loan Party shall not be a Forbearance Termination Event.
     5. Cure. The Loan Parties may cure any breach of Sections 4(b) or 4(c)(i) by depositing cash in the Collection Account or providing to the Administrative Agent and the Collateral Custodian signed copies of all documentation evidencing a sale of one or more Loans, which shall (or, in the case of a Loan sale, the cash proceeds of which shall) be sufficient to cause the Leverage Ratio to comply with the levels specified in Sections 4(b) or 4(c)(i), as applicable.
     6. Effectiveness. This Agreement shall be effective as of the date when the following conditions shall have been satisfied in form and substance satisfactory to the Administrative Agent shall have received executed counterparts hereto.
     7. Representations of Loan Parties. Each of the Loan Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.
     (d) The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.
     (e) Immediately after giving effect to this Agreement, (i) the representations and warranties of the Loan Parties set forth in the Transaction Documents shall be true and correct in all material respects (except that the representation as to no existence of a Termination Event or Potential Termination Event is hereby made subject to the Acknowledged Termination Event) and (ii) no Potential Termination Event or Termination Event (other than the Acknowledged Termination Event) shall have occurred or be continuing.
     8. Reference to and Effect on Transaction Documents. Except as specifically modified herein, the Transaction Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders, the Swingline Purchaser, the Collateral Agent, the Backup Servicer, or the Administrative Agent under any of the Transaction Documents, or constitute a waiver or amendment of any provision of any of the Transaction Documents, except as expressly set forth herein. Any breach of the terms of this Agreement shall constitute a Termination Event under the Sale and Servicing Agreement, and this Agreement shall constitute a Transaction Document.
     9. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     11. Release. As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

     (a) Release and Discharge. Each Loan Party hereby releases and forever discharges the Administrative Agent and the Lenders and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (the “Lender Parties”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have as of the date of this Agreement against any Lender Party in any way related to the Transaction Documents.
     (b) Covenant Not to Sue. Each Loan Party agrees not to sue any Lender Party or in any way assist any other person or entity in suing any Lender Party with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.
     (c) Representations and Warranties. Each Loan Party hereby acknowledges, represents and warrants to each Lender Party that:
     (i) Such Loan Party has read and understands the effect of the Release Provision. Such Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party to execute the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.
     (ii) Such Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.
     (d) Consideration. Such Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement.
     (e) Broadly Construed. It is the express intent of such Loan Party that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Administrative Agent and the Lenders so as to foreclose forever the assertion by such Loan Party of any claims released hereby against the Administrative Agent and the Lenders.

     12. Miscellaneous.
     (a) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (b) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered to the Administrative Agent.
     13. Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	DWFC, LLC, as a Borrower

	By:	/s/ Frederick L. White
		Name:	Frederick L. White
		Title:	Senior Vice President, General Counsel and Secretary

BORROWER:	DEERFIELD TRS (BAHAMAS) LTD., as a Borrower
	By:	/s/ Frederick L. White
		Name:	Frederick L. White
		Title:	Senior Vice President, General Counsel and Secretary

THE ORIGINATOR:	DEERFIELD CAPITAL LLC, as the Originator
	By:	/s/ Frederick L. White
		Name:	Frederick L. White
		Title:	Senior Vice President, General Counsel and Secretary

THE SERVICER:	DEERFIELD CAPITAL LLC, as the Servicer
	By:	/s/ Frederick L. White
		Name:	Frederick L. White
		Title:	Senior Vice President, General Counsel and Secretary
[Signatures Continued on the Following Page]

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Swingline Purchaser
	By:	/s/ Mike Romanzo
		Name:	Mike Romanzo
		Title:	Director

INSTITUTIONAL PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Institutional Purchaser
	By:	/s/ Mike Romanzo
		Name:	Mike Romanzo
		Title:	Director

THE ADMINISTRATIVE AGENT:	WACHOVIA CAPITAL MARKETS, LLC, as Administrative Agent
	By:	/s/ Kevin Sunday
		Name:	Kevin Sunday
		Title:	Vice President